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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Virtual Communications, Inc. of our report dated January 23, 2001, except as to Note 11, which is as of March 14, 2001, and Note 13, which is as of March 22, 2001, relating to the consolidated financial statements of First Virtual Communications, Inc., which appear in First Virtual Communication's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
June 19, 2001